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                           RELIABILITY INCORPORATED
                     EMPLOYEE STOCK SAVINGS PLAN AND TRUST

                                  EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-47803) pertaining to the Reliability Incorporated Employee Stock Savings Plan and Trust of Reliability Incorporated of our report dated April 30, 1999, with respect to the financial statements and schedules of the Reliability Incorporated Employee Stock Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1998.






Houston, Texas
June 7, 1999








































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